GRASSI

October 20, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by VIP Play, Inc. under Item 4.01 of its Form 8-K, dated October 20, 2025. We agree with the statements concerning our Firm in such Form 8-K. We are not in a position to agree or disagree with other statements of VIP Play, Inc. contained therein.

Sincerely,

Grassi & Co., CPAs, P.C.

Grassi & Co., CPAs, P.C.

50 JERICHO QUADRANGLE, STE. 200, JERICHO, NY 11753
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